CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to inclusion of our report in this Form 8-K and the incorporation by reference of our report dated April 14, 2000 on Pointe Communications Corporation for the year ending December 31, 1999 into Telscape International, Inc. Registration Statements (No. 333-66417, 333-91271, and 333-77443).



/s/  Arthur  Andersen  LLP
Atlanta,  Georgia
June  13,  2000


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